JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of statements on Schedule 13D (including amendments thereto) with respect to the tender offer for depositary units representing limited partner interests in AMERICAN REAL ESTATE PARTNERS, L.P., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of November, 1998.



                         HIGH COAST LIMITED PARTNERSHIP

                         By: Beckton Corp.,
                             General Partner

                            By: /S/ EDWARD E. MATTNER
                             Name: Edward E. Mattner
                             Title: President




                         BECKTON CORP.

                            By: /S/ EDWARD E. MATTNER
                             Name: Edward E. Mattner
                             Title: President



                                /S/ CARL C. ICAHN
                                  CARL C. ICAHN





                        AMERICAN PROPERTY INVESTORS, INC.

                               By: /S/ GAIL GOLDEN
                                Name: Gail Golden
                           Title: Assistant Secretary





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